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                                                               EXHIBIT 10.63

                             STOCK PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT is made as of JULY 28, 1997, between Sun Pharmaceutical Industries Limited, an Indian company ("Pledgor") and Caraco Pharmaceutical Laboratories, Ltd., a Michigan corporation (the "Company").

     The Company and Pledgor are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which Pledgor has purchased and now holds 5,300,000 shares of the Company's Common Stock. Pursuant to the Stock Purchase Agreement, Pledgor has agreed to pay for 3,886,667 of the shares (the "Pledged Shares") by paying cash or establishing irrevocable letters of credit (the "Payments") on or before certain dates as provided in Section 2.2.2 (the "First Payment"), 2.2.3 (the "Second Payment"), and 2.2.4 of the Stock Purchase Agreement (the "Third Payment"). The Company has agreed to issue the Pledged Shares in three certificates. With respect to the Payment referenced in Section 2.2.2, the Company will issue a certificate for 1,413,333 Shares ("Certificate No. 1"). With respect to the Payment referenced in Section 2.2.3, the Company will issue a certificate for 1,413,333 Shares ("Certificate No. 2"). With respect to the Payment referenced in Section 2.2.4, the Company will issue a certificate for 1,060,001 Shares ("Certificate No. 3").

     In consideration of the agreement of the Company to issue the Pledged Shares to Pledgor, Pledgor has agreed to pledge the Pledged Shares as security for Pledgor's promises to make the Payments. This Pledge Agreement provides the terms and conditions upon which the promises of Pledgor to make the Payments will be secured by such pledge.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Company hereby agree as follows:

     1. PLEDGE. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares held by such Pledgor, as security for the prompt payment of the Payments. The agreements of the Pledgor pursuant to this Pledge Agreement shall constitute a guaranty of payment and not a guaranty of collection.

     2. DELIVERY OF PLEDGED SHARES. Contemporaneously with the execution and delivery of this Pledge Agreement, Pledgor is delivering to the Company Certificate No. 1, Certificate No. 2 and Certificate No. 3, each together with a stock power, duly executed in blank, in form acceptable to the Company and such Pledgor.


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     3.  VOTING RIGHTS.  Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement, except upon an Event of Default, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares held by such Pledgor.

     4. STOCK DIVIDENDS; DISTRIBUTIONS, ETC. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities in addition to, in substitution of, or in exchange for, any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), such Pledgor shall accept such securities on behalf of and for the benefit of the Company as additional security and shall promptly deliver such securities to the Company together with duly executed forms of assignment, and such securities shall be deemed to be proportionately part of the Pledged Shares to which they relate.

     5.  DEFAULT.  If Pledgor does not timely make the Payments as per the schedule in the Stock Purchase Agreement, this will constitute an Event of Default and the Company may exercise any and all of the rights and remedies to a secured party upon default under the Uniform Commercial Code or otherwise available to the Company under applicable law (the "Rights and Remedies") and/or the Company may rescind and cancel all of the Pledged Shares without notice to Pledgor. If however, Sun can not make any timely payment due to reasons beyond its control, such as natural calamities, political uncertainties, war, Reserve Bank of Indian's balance of payment situation or other similar reasons or force majeure, for a period of six months from the due date of a payment, the Company will not exercise any of its rights or remedies for this period of six months. Payment within these six months will be treated as a timely payment.

     6. COSTS AND ATTORNEYS' FEES. All costs and expenses, including reasonable attorneys' fees, incurred by the Company in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof shall become the obligation of Pledgor.

     7. PAYMENTS AND RELEASE OF PLEDGED SHARES. Upon timely payment of the First Payment, the Second Payment and the Third Payment, the Company shall surrender to Pledgor, Certificate No. 1, Certificate No. 2 and Certificate No. 3, respectively, together with all respectively related forms of assignment.

     8. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.


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     9.  SEVERABILITY.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. WAIVERS AND AMENDMENTS; CUMULATIVE REMEDIES. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. Without limiting the foregoing, the Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the parties hereto, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     11. APPLICABLE LAW. The Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws, and not the principles of conflicts of laws, of the State of Michigan.

     12. SUCCESSOR AND ASSIGNS. All covenants and agreements set forth in this Pledge Agreement by or on behalf of the Pledgor or the company will bind and inure to the benefit of each of their respective successors and assigns, whether so expressed or note, except that neither this Pledge Agreement or any of the rights, interests or obligations hereunder may be assigned by Pledgor without the Company's prior written consent.

     13. HEADINGS. The headings used in this Pledge Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Pledge Agreement.


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     IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.


SUN PHARMACEUTICAL INDUSTRIES LIMITED,
an Indian company

By:/s/Dilip Shanghvi
   -----------------------------------
   Dilip Shanghvi
   Its:  Managing Partner


CARACO PHARMACEUTIC LABORATORIES, LTD.


By:/s/William R. Hurd
   -----------------------------------
   William R. Hurd
   Its:  President



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